	    As filed with the Securities and Exchange Commission on May 7, 1998
						       Registration No. 333-___
===============================================================================


		      SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C. 20549
				_______________

				    FORM S-8

			     REGISTRATION STATEMENT
				     UNDER
			   THE SECURITIES ACT OF 1933

		       CYPRESS SEMICONDUCTOR CORPORATION

	    (Exact name of registrant as specified in its charter)

	Delaware             3901 North First Street           94-2885898
(State of Incorporation) San Jose, California 95134-1599    (I.R.S. Employer
			     (Address of principle         Identification No.)
			       executive offices)


				_______________

		  AMENDED AND RESTATED 1994 STOCK OPTION PLAN
			    (Full title of the Plan)
				_______________

				 T.J. RODGERS
				  President
		      CYPRESS SEMICONDUCTOR CORPORATION
			   3901 North First Street
		     San  Jose,  California   95134-1599

			       (408) 943-2600
	   (Name, address and telephone number of agent for service)
				_______________

				   Copies to:

			       John A. Fore, Esq.
			      Don S. Williams, Esq.
			WILSON SONSINI GOODRICH & ROSATI
			    Professional Corporation
			       650 Page Mill Road
			   Palo Alto, California 94304
			    Telephone: (650) 493-9300











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===============================================================================

			 CALCULATION OF REGISTRATION FEE

===============================================================================
				       Proposed      Proposed
				       Maximum       Maximum
		       Maximum         Offering      Aggregate     Amount of
Title of Securities    Amount to be    Price         Offering      Registration
to be Registered       Registered      Per Share(1)  Price(1)      Fee(2)

   Common Stock,
$0.01 par value per    4,080,773       $9.75         $39,787,536   $12,056.83
      Share


(1) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the Company's Common Stock as reported on the New York Stock Exchange on May 4, 1998.

(2) Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act which provides that the fee shall be 1/33 of one percentum of the maximum aggregate price at which such securities are proposed to be offered.




























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


				    PART II

		INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3.     INCORPORATION OF DOCUMENTS BY REFERENCE.
--------     ----------------------------------------

     The following documents and information heretofore filed by Cypress Semiconductor Corporation (the "Company") with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated May 12, 1986, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM  4.        DESCRIPTION OF SECURITIES.
--------    --------------------------

Not applicable.


ITEM  5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.
--------    ---------------------------------------

Not applicable.

ITEM  6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------    ------------------------------------------

     Article 11 of the Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware General Corporation Law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of




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their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI of the Company's Bylaws provides that the Company (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


     Article VI of the Company's Bylaws also provides that the Company (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he






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

reasonably believed to be in or not opposed to the best interests of the Company except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The Bylaws also provide that, to the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Company currently maintains liability insurance for its officers and directors.

     The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.


ITEM  7.        EXEMPTION FROM REGISTRATION CLAIMED.
--------    ------------------------------------

Not applicable.













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

ITEM  8.    EXHIBITS.
--------    ----------

     Exhibit
     Number            Description
     --------    ------------------------------------------------------

     4.1* Amended and Restated 1994 Stock Option Plan and form of agreement thereunder.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Company.

     23.1        Consent of Price Waterhouse LLP, Independent Accountants.

     23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Company (contained in
		 Exhibit 5.1).

     24.1        Power of Attorney (see p. 9).
_______________
* Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 1996 (File No. 1-10079) filed on May 16, 1996.


ITEM  9.    UNDERTAKINGS.
--------    -------------

     (a)    The undersigned registrant hereby undertakes:

	    (1) To file, during any period in which offers or sales are being
		made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	    (2) That, for the purpose of determining any liability under the
		Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	    (3) To remove from registration by means of a post-effective
		amendment any of the securities being registered which remain unsold at the termination of the offering.







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

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



























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

				  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Cypress Semiconductor Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 5, 1998.


				       CYPRESS SEMICONDUCTOR CORPORATION


				   By: /s/ T.J. Rodgers
				       ----------------------
				       T.J. Rodgers
				       President, Chief Executive Officer and
				       Director (Principal Executive Officer)




































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
			       POWER OF ATTORNEY

     Each of the officers and directors of Cypress Semiconductor Corporation whose signature appears below hereby constitutes and appoints T.J. Rodgers and Emmanuel Hernandez, and each of them acting individually, their true and lawful attorneys-in-fact and agents each with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that each of said attorneys-in-fact and agents, or any substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

______________________  _______________________________________  _____________

     SIGNATURE                           TITLE                        DATE
______________________


/s/ T. J. Rodgers       President, Chief Executive Officer and    May 5, 1998
----------------------  Director (Principal Executive Officer)
T.J. Rodgers


/s/ Emmanuel Hernandez Chief Financial Officer, Vice President, May 5, 1998 ---------------------- Finance and Administration and Secretary
Emmanual Hernandez      (Principal Financial and Accounting
			Officer)


/s/ Pierre R. Lamond    Director                                  May 5, 1998
----------------------
Pierre R. Lamond


/s/ John C. Lewis       Director                                  May 5, 1998
----------------------
John C. Lewis


/s/ Fred B. Bialek      Director                                  May 5, 1998
----------------------
Fred B. Bialek


/s/ Eric A. Benhamou    Director                                  May 5, 1998
----------------------
Eric A. Benhamou




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